Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

FECR RAIL CORP.

FIRST: The name of the Corporation is FECR Rail Corp. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle. The name of its registered agent is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($0.01).

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name:	Address:
David N. Brooks	1345 Avenue of the Americas, 46th Floor
New York, New York 10105

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SEVENTH: The Corporation shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise.

No amendment, repeal or modification of this Article SEVENTH shall adversely affect any rights to indemnification and to the advancement of expenses of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of December, 2007.

/s/ David N. Brooks
David N. Brooks
Sole Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

FECR RAIL CORP.

Pursuant to Sections 228 and 242 of the General

Corporation Law of the State of Delaware

FECR Rail Corp., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article Fourth of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is six million (6,000,000), consisting of (i) five million (5,000,000) shares of common stock, par value $0.01 per share and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share.

The following preferred stock shall have the voting powers, preferences, special rights, qualifications, limitations or restrictions set forth below:

Series A Redeemable Preferred Stock

Section 1. Designation and Authorized Number.

(a) Designation. The preferred stock shall be “Series A Redeemable Preferred Stock”, par value $0.01 per share.

(b) Authorized Number. The number of shares constituting the Series A Redeemable Preferred Stock shall be 1,000,000 shares.

Section 2. Dividends.

(a) Dividend Amount. The holders of the Series A Redeemable Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available under the GCL for the purpose, cumulative dividends as provided in this Section 2. Each outstanding share of Series A Redeemable Preferred Stock shall accrue dividends (whether or not earned or declared, whether or not permitted under any agreement and whether or not there are funds legally available under the GCL therefor) commencing on the date such share of Series A Redeemable Preferred Stock is first issued (the “Issue Date”). Dividends on each share of Series

A Redeemable Preferred Stock shall accrue on a daily basis at the rate of 15% per annum on the aggregate Senior Preferred Liquidation Amount (as hereinafter defined), compounded and payable in cash in arrears on the last day of each calendar year (or, if not so paid in cash on such date, 15% per annum on the aggregate Senior Preferred Liquidation Amount payable by accretion to the aggregate Senior Preferred Liquidation Amount in arrears on the last day of each calendar year). Dividends are to be calculated on the basis of twelve (12) thirty (30) day months. If the last day of a calendar year is not a business day, any dividend hereunder shall be payable on the next business day.

(b) Priority.

With respect to dividend rights, the Series A Redeemable Preferred Stock shall rank senior to any other class or series of equity securities as to payment of dividends (including, without limitation the common stock of the Corporation, par value $0.01 per share (“Common Stock”) and securities exercisable for, convertible into or exchangeable for Common Stock or any other securities of the Corporation, including without limitation, options, warrants and other purchase rights therefor). Any dividends paid on the Series A Redeemable Preferred Stock shall be paid ratably among the holders of Series A Redeemable Preferred Stock outstanding as of the applicable record date. Without the prior written consent of the holders of a majority of the outstanding shares of Series A Redeemable Preferred Stock, at any time when there are shares of Series A Redeemable Preferred Stock outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any other series or class of capital stock of the Corporation or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any other series or class of capital stock of the Corporation or any warrants, rights, calls or options exercisable for or convertible into any other such capital stock whether in cash, obligations or shares of the Corporation or other property.

Section 3. Liquidation.

(a) Rank. With respect to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Liquidation”), whether voluntary or involuntary, the Series A Redeemable Preferred Stock shall rank senior to any other class or series of equity securities (including, without limitation, the Common Stock and securities exercisable for, convertible into or exchangeable for Common Stock or any other equity securities of the Corporation, including without limitation, options, warrants and other purchase rights therefor).

(b) Liquidation Preference. In the event of any Liquidation, whether voluntary or involuntary, the holders of Series A Redeemable Preferred Stock shall be entitled to receive for each outstanding share of Series A Redeemable Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other class or series of equity securities (including, without limitation the Common Stock and securities exercisable for, convertible into or exchangeable for Common Stock or any other membership interests of the Corporation, including without limitation, options, warrants and other purchase rights therefore), an amount per share equal to $1,000 (as adjusted for subsequent stock dividends, splits, combinations or similar events with respect to the Series A Redeemable Preferred Stock) plus an amount per share equal to all accrued but unpaid cumulative dividends and any other accrued but unpaid dividends on such share (the “Senior Preferred Liquidation Amount”). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Redeemable Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then, all of the assets available for distribution to holders of the Series A Redeemable Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the number of shares of Series A Redeemable Preferred Stock held by such holders. Upon payment of the full preferential amounts set forth above in respect of a share of Series A Redeemable Preferred Stock, such share of Series A Redeemable Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

Section 4. Redemption.

(a) Subject to the limitations on distributions by the Corporation to the holders of Series A Redeemable Preferred Stock imposed by the GCL or the terms of any financing, swap or other agreements to which the Corporation is a party, a guarantor or otherwise bound, on December 31, 2012 (the “Mandatory Redemption Date”), the Corporation shall redeem for cash all shares of the Series A Redeemable Preferred Stock that are then outstanding at a price per share equal to the Senior Preferred Liquidation Amount.

(b) Subject to the limitations on distributions by the Corporation to the holders of Series A Redeemable Preferred Stock imposed by the terms of any financing, swap or other agreements to which the Corporation is a party, a guarantor or otherwise bound, the Corporation may at any time and from time to time (to the extent it may lawfully do so), at the option of the Board, redeem in whole or in part the Series A Redeemable Preferred Stock by paying in cash therefor a sum equal to the Senior Preferred Liquidation Amount for each share redeemed. The terms of any redemption pursuant to this Section 4(b) shall be specified in the Corporation Redemption Notice (as defined below). Any partial redemption effected pursuant to this Section 4(b) shall be made on a pro rata basis among the holders of the Series A Redeemable Preferred Stock in proportion to the number of shares of Series A Redeemable Preferred Stock then held by them.

(c) As used herein, the term “Redemption Date” shall refer to the date designated by the Corporation in the Corporation Redemption Notice (as defined below) upon which a redemption is to be effected. With respect to any redemption pursuant to Section 4(b), the Redemption Date shall be no later than sixty (60) days after the date of the Corporation Redemption Notice. With respect to a redemption pursuant to Section 4(a), the Redemption Date shall be no later than the Mandatory Redemption Date.

(d) The Corporation shall give written notice to each holder of record (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected and specifying the number of shares to be redeemed from such holder, the Redemption Date (which may be the date of the notice if payment of the Senior Preferred Liquidation Amount is made on such date), the Senior Preferred Liquidation Amount, the place at which payment may be obtained and, to the extent applicable, calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Corporation Redemption Notice”). If the funds of the Corporation legally available under the GCL for redemption of shares of Series A Redeemable Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Redeemable Preferred Stock to be redeemed on such date, those funds which are legally available under the GCL will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Redeemable Preferred Stock. The shares of Series A Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available under the GCL for the redemption of shares of Series A Redeemable Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any such Redemption Date but which it has not redeemed.

(e) On or prior to a Redemption Date, each holder of shares of Series A Redeemable Preferred Stock to be redeemed on such date shall, to the extent applicable, surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon the Senior Preferred Liquidation Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(f) From and after payment of the Senior Preferred Liquidation Amount, all rights of the holders of the shares of Series A Redeemable Preferred Stock so redeemed, as holders of such shares of Series A Redeemable Preferred Stock, shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Section 5. General Voting Rights.

Except as otherwise provided herein or as required by law, the holders of shares of the Series A Redeemable Preferred Stock shall not have the right to vote on any matters. To the extent a right to vote exists, each holder of shares of Series A Redeemable Preferred Stock shall be entitled to one vote per share of Series A Redeemable Preferred Stock.

Section 6. Miscellaneous.

(a) Redeemed or Otherwise Acquired Shares. Shares of Series A Redeemable Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired and canceled promptly after the reacquisition.

(b) Enforcement. Any holder of shares of Series A Redeemable Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Articles of Amendment or in aid of the exercise of any power or approval right granted herein, or to enforce any other proper remedy.

(c) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of preferred stock. Upon the surrender of any certificate representing shares of Series A Redeemable Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Redeemable Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Redeemable Preferred Stock represented by the surrendered certificate.

(d) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Redeemable Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity from the holder reasonably satisfactory to the Corporation (it being understood that no bond shall be required), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Redeemable Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Amendment and Waiver. No amendment, modification or waiver (whether by merger, consolidation or otherwise) shall be binding or effective with respect to any provision of this Articles of Amendment without the prior written approval of the holders of at least a majority of the outstanding shares of the Series A Redeemable Preferred Stock.

SECOND: This Amendment to the Corporation’s Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 228 (by written consent of a majority in voting power of the Corporation’s stockholders) of the GCL.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 11th day of February, 2008.

FECR RAIL CORP.

By:	/s/ Ken Nicholson
Name:	Ken Nicholson
Title:	Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of FECR RAIL CORP., a Delaware Corporation, on this Eighth day of May, A.D. 2008, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is The Corporation Trust Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 8th day of May, A.D. 2008.

By:	/s/ Joseph P. Adams Jr.
Name:	Joseph P. Adams Jr.
Title:	President

CORRECTED

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

FECR RAIL CORP.

Under Section 103(f) of the General

Corporation Law of the State of Delaware

FECR Rail Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), HEREBY CERTIFIES as follows:

FIRST: The Corporation filed a Certificate of Amendment with the Secretary of State of Delaware on February 11, 2008 (the “Amendment”). The Amendment was an inaccurate record in that it incorrectly stated the total number of shares of common and preferred stock the Corporation shall have authority to issue. The Amendment is hereby corrected to read in its entirety as set forth in Exhibit A attached hereto.

SECOND: This Corrected Certificate of Amendment has been prepared in accordance with the provisions of Section 103(f) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 27th day of February, 2009.

FECR RAIL CORP.

By:	/s/ Ken Nicholson
Name:	Ken Nicholson
Title:	Vice President

Exhibit A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

FECR RAIL CORP.

Pursuant to Sections 228 and 242 of the General

Corporation Law of the State of Delaware

FECR Rail Corp., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article Fourth of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is six hundred thousand (600,000), consisting of (i) five hundred thousand (500,000) shares of common stock, par value $0.01 per share and (ii) one hundred thousand (100,000) shares of preferred stock, par value $0.01 per share.

The following preferred stock shall have the voting powers, preferences, special rights, qualifications, limitations or restrictions set forth below:

Series A Redeemable Preferred Stock

Section 7. Designation and Authorized Number.

(a) Designation. The preferred stock shall be “Series A Redeemable Preferred Stock”, par value $0.01 per share.

(b) Authorized Number. The number of shares constituting the Series A Redeemable Preferred Stock shall be 100,000 shares.

Section 8. Dividends.

(a) Dividend Amount. The holders of the Series A Redeemable Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available under the GCL for the purpose, cumulative dividends as provided in this Section 2. Each outstanding share of Series A Redeemable Preferred Stock shall accrue dividends (whether or not earned or declared, whether or not permitted under any agreement and whether or not there are funds legally available under the GCL therefor) commencing on the date such share of Series A Redeemable Preferred Stock is first issued (the “Issue Date”). Dividends on each share of Series A Redeemable Preferred Stock shall accrue on a daily basis at the rate of 15% per annum on the aggregate Senior Preferred Liquidation Amount (as hereinafter defined), compounded and payable in cash in arrears on the last day of each calendar year (or, if not so paid in cash on such date, 15% per annum on the aggregate Senior Preferred Liquidation Amount payable by accretion to the aggregate Senior Preferred Liquidation Amount in arrears on the last day of each calendar year). Dividends are to be calculated on the basis of twelve (12) thirty (30) day months. If the last day of a calendar year is not a business day, any dividend hereunder shall be payable on the next business day.

(b) Priority.

With respect to dividend rights, the Series A Redeemable Preferred Stock shall rank senior to any other class or series of equity securities as to payment of dividends (including, without limitation the common stock of the Corporation, par value $0.01 per share (“Common Stock”) and securities exercisable for, convertible into or exchangeable for Common Stock or any other securities of the Corporation, including without limitation, options, warrants and other purchase rights therefor). Any dividends paid on the Series A Redeemable Preferred Stock shall be paid ratably among the holders of Series A Redeemable Preferred Stock outstanding as of the applicable record date. Without the prior written consent of the holders of a majority of the outstanding shares of Series A Redeemable Preferred Stock, at any time when there are shares of Series A Redeemable Preferred Stock outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any other series or class of capital stock of the Corporation or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any other series or class of capital stock of the Corporation or any warrants, rights, calls or options exercisable for or convertible into any other such capital stock whether in cash, obligations or shares of the Corporation or other property.

Section 9. Liquidation.

(a) Rank. With respect to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Liquidation”), whether voluntary or involuntary, the Series A Redeemable Preferred Stock shall rank senior to any other class or series of equity securities (including, without limitation, the Common Stock and securities exercisable for, convertible into or exchangeable for Common Stock or any other equity securities of the Corporation, including without limitation, options, warrants and other purchase rights therefor).

(b) Liquidation Preference. In the event of any Liquidation, whether voluntary or involuntary, the holders of Series A Redeemable Preferred Stock shall be entitled to receive for each outstanding share of Series A Redeemable Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other class or series of equity securities (including, without limitation the Common Stock and securities exercisable for, convertible into or exchangeable for Common Stock or any other membership interests of the Corporation, including without limitation, options, warrants and other purchase rights therefore), an amount per share equal to $1,000 (as adjusted for subsequent stock dividends, splits, combinations or similar events with respect to the Series A Redeemable Preferred Stock) plus an amount per share equal to all accrued but unpaid cumulative dividends and any other accrued but unpaid dividends on such share (the “Senior Preferred Liquidation Amount”). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Redeemable Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then, all of the assets available for distribution to holders of the Series A Redeemable Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the number of shares of Series A Redeemable Preferred Stock held by such holders. Upon payment of the full preferential amounts set forth above in respect of a share of Series A Redeemable Preferred Stock, such share of Series A Redeemable Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

Section 10. Redemption.

(a) Subject to the limitations on distributions by the Corporation to the holders of Series A Redeemable Preferred Stock imposed by the GCL or the terms of any financing, swap or other agreements to which the Corporation is a party, a guarantor or otherwise bound, on December 31, 2012 (the “Mandatory Redemption Date”), the Corporation shall redeem for cash all shares of the Series A Redeemable Preferred Stock that are then outstanding at a price per share equal to the Senior Preferred Liquidation Amount.

(b) Subject to the limitations on distributions by the Corporation to the holders of Series A Redeemable Preferred Stock imposed by the terms of any financing, swap or other agreements to which the Corporation is a party, a guarantor or otherwise bound, the Corporation may at any time and from time to time (to the extent it may lawfully do so), at the option of the Board, redeem in whole or in part the Series A Redeemable Preferred Stock by paying in cash therefor a sum equal to the Senior Preferred Liquidation Amount for each share redeemed. The terms of any redemption pursuant to this Section 4(b) shall be specified in the Corporation Redemption Notice (as defined below). Any partial redemption effected pursuant to this Section 4(b) shall be made on a pro rata basis among the holders of the Series A Redeemable Preferred Stock in proportion to the number of shares of Series A Redeemable Preferred Stock then held by them.

(c) As used herein, the term “Redemption Date” shall refer to the date designated by the Corporation in the Corporation Redemption Notice (as defined below) upon which a redemption is to be effected. With respect to any redemption pursuant to Section 4(b), the Redemption Date shall be no later than sixty (60) days after the date of the Corporation Redemption Notice. With respect to a redemption pursuant to Section 4(a), the Redemption Date shall be no later than the Mandatory Redemption Date.

(d) The Corporation shall give written notice to each holder of record (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected and specifying the number of shares to be redeemed from such holder, the Redemption Date (which may be the date of the notice if payment of the Senior Preferred

Liquidation Amount is made on such date), the Senior Preferred Liquidation Amount, the place at which payment may be obtained and, to the extent applicable, calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Corporation Redemption Notice”). If the funds of the Corporation legally available under the GCL for redemption of shares of Series A Redeemable Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Redeemable Preferred Stock to be redeemed on such date, those funds which are legally available under the GCL will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Redeemable Preferred Stock. The shares of Series A Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available under the GCL for the redemption of shares of Series A Redeemable Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any such Redemption Date but which it has not redeemed.

(e) On or prior to a Redemption Date, each holder of shares of Series A Redeemable Preferred Stock to be redeemed on such date shall, to the extent applicable, surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon the Senior Preferred Liquidation Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(f) From and after payment of the Senior Preferred Liquidation Amount, all rights of the holders of the shares of Series A Redeemable Preferred Stock so redeemed, as holders of such shares of Series A Redeemable Preferred Stock, shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Section 11. General Voting Rights.

Except as otherwise provided herein or as required by law, the holders of shares of the Series A Redeemable Preferred Stock shall not have the right to vote on any matters. To the extent a right to vote exists, each holder of shares of Series A Redeemable Preferred Stock shall be entitled to one vote per share of Series A Redeemable Preferred Stock.

Section 12. Miscellaneous.

(a) Redeemed or Otherwise Acquired Shares. Shares of Series A Redeemable Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired and canceled promptly after the reacquisition.

(b) Enforcement. Any holder of shares of Series A Redeemable Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Articles of Amendment or in aid of the exercise of any power or approval right granted herein, or to enforce any other proper remedy.

(c) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of preferred stock. Upon the surrender of any certificate representing shares of Series A Redeemable Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Redeemable Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Redeemable Preferred Stock represented by the surrendered certificate.

(d) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Redeemable Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity from the holder reasonably satisfactory to the Corporation (it being understood that no bond shall be required), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Redeemable Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Amendment and Waiver. No amendment, modification or waiver (whether by merger, consolidation or otherwise) shall be binding or effective with respect to any provision of this Articles of Amendment without the prior written approval of the holders of at least a majority of the outstanding shares of the Series A Redeemable Preferred Stock.

SECOND: This Amendment to the Corporation’s Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 228 (by written consent of a majority in voting power of the Corporation’s stockholders) of the GCL.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 11th day of February, 2008.

FECR RAIL CORP.

By:	/s/ Ken Nicholson
Name:	Ken Nicholson
Title:	Vice President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of FECR Rail Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Florida East Coast Railway Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of November, 2010.

By:	/s/ Scott G. Williams
Title:	Senior Vice President
Title:	Scott G. Williams

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

FLORIDA EAST COAST RAILWAY CORP.

Pursuant to Sections 228 and 242 of the General

Corporation Law of the State of Delaware

Florida East Coast Railway Corp., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Section 4(a) of Article Fourth of the Corporation’s Certificate of Incorporation is hereby amended to delete Section 4(a) in its entirety and insert in lieu thereof “[Intentionally Omitted]”.

SECOND: Section 4(c) of Article Fourth of the Corporation’s Certificate of Incorporation is hereby amended to delete the last sentence thereof.

THIRD: This Amendment to the Corporation’s Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 19th day of January, 2011.

FLORIDA EAST COAST RAILWAY CORP.

By:	/s/ Kenneth Charron
Name:	Kenneth Charron
Title:	Vice President, General Counsel & Secretary